UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STRONG SOLUTIONS INC.

(Exact Name of Registrant As Specified In Its Charter)

Nevada	5313	38-3942046
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	IRS I.D.

2/13 Korolenko str. Kharkov, Ukraine 61000 + 380-993-87-5414	N/A
(Address of principal executive offices)	(Zip Code)

Mr. Andrii Guzii

Chief Executive Officer

2/13 Korolenko str.

Kharkov, Ukraine 61000

+ 380-993-87-5414

(Name, address and telephone number of agent for service)

with copies to:

Adam S. Tracy, Esq.

Securities Compliance Group, Ltd.

520 W. Roosevelt STE 201

Wheaton, IL 60187

(888) 978-9901 x1

at@ibankattorneys.com

SEC File No. 333-203289

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee [1]
Common Stock	1,650,000	$0.10	$165,000	$19.18

_________

(1) Calculated under Section 6(b) of the Securities Act of 1933 as .0001162 of the aggregate offering price.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until we will file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the United States Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted under applicable law.

PROSPECTUS – SUBJECT TO COMPLETION DATED AUGUST 18, 2015

STRONG SOLUTIONS INC.

Up to 1,650,000 Common Shares at $.10 Per Shares

This is the initial public offering of shares of our common stock. We are offering 1,650,000 shares of our common stock at a price of $0.10 per share. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market, and is not eligible to trade on the OTC Bulletin Board. While we intend to apply for the quotation of our common stock on the OTC Bulletin Board or OTCQB upon effectiveness of the registration statement of which this prospectus forms a part, there can be no assurance that we will meet the minimum requirements for such listing or that a market maker will agreed to file on our behalf the necessary documentation with the Financial Industry Regulatory Authority for such application for quotation to be approved.

The offering will commence on the effective date of this prospectus and will terminate on or before ___________

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. There is no minimum amount of common shares we must sell so no money raised from the sale of such common shares will go into escrow, trust or another similar arrangement. We will bear the all of the costs associated with this offering.

Our auditors have indicated in their opinion on our financial statements as of and for the period from inception to December 31, 2014 that there exists substantial doubt as to our ability to continue as a going concern. Moreover, we are an early stage venture with limited operating history. As such, this offering is highly speculative and the common stock being offered for sale involves a high degree of risk and should be considered only be persons who can afford the loss of their entire investment. Readers are encouraged to reference “Risk Factors” beginning on page 8 herein for additional information regarding the risks associated with our company and common stock, which includes, but is not limited to:

-         The industry in which we operate is highly competitive and there can be no assurance that our business model will allow us to generate sufficient revenue to obtain market share and continue to meet our obligations as they come due;

-         Irrespective of the outcome of our efforts to sell our common stock in this offering, our Chief Executive Officer will own a substantial majority of the total outstanding shares of our common stock and thus will be able to exert significant influence over the Company; and

-	Our performance is subject to general economic conditions, which may adversely impact our ability to generate revenue and maintain profitability.

Strong Solutions is an Emerging Growth Company as defined in the Jumpstart Our Business Start-ups Act. We are a development stage Emerging Growth Company. We are not, however, a blank check company and have no plans or intentions to engage in a business combination following this offering. We plan to develop our business through our superior quality of service and marketing efforts (See Plan of Operations, p. 29 herein). We have active operations, including a written equipment rental agreement with “ Markus”, a private Ukrainian company. We plan to recognize revenues from this agreement beginning in the next quarter ( See Results of Operations, p. 29 herein).

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 18, 2015

TABLE OF CONTENTS

Summary Information	6
The Offering	7
Risk Factors	9
Use of Proceeds	18
Determination of Offering Price	19
Dividend Policy	19
Dilution	20
Description of Securities	22
Business Operations	22
Directors, Officers & Control Persons	26
Security Ownership of Certain Beneficial Owners and Management	28
Certain Relationship and Related Transactions	28
Interests of Named Experts	29
Management's Discussion and Analysis of Financial Condition and Results of Operation	29
Market for Common Equity and Related Stockholder Matters	33
Financial Statements	35
Other Expenses of Issuance and Distribution	46
Indemnification of Officers and Directors
Recent Sales of Unregistered Securities
Exhibit Index
Undertakings
Signatures

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Actual results may differ materially from the predictions discussed in these forward-looking statements.  The economic environment within which we operate could materially affect our actual results.  Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: the volatility of real estate prices, the possibility that our marketing efforts will not be successful in identifying customers in need of our products and services, the Company’s need for and ability to obtain additional financing, and, other factors over which we have little or no control.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SUMMARY INFORMATION

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Strong Solutions” refer to Strong Solutions, Inc., unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Our Company

Organization:	The registrant was incorporated in the State of Nevada on June 18, 2014. Our principal executive offices are located at 2/13 Korolenko Str. Kharkov, Ukraine 61000. Our telephone number is +380-993-87-5414.

Management:	Our Chief Executive Officer is Mr. Andrii Guzii. Mr. Guzii represents our lone employee.

Plan of Operations:

We are a development stage company focused on offering property management consulting services to property owners in the Ukraine.The Company’s strategic objective is to continue to grow profitably in both existing and new markets by expanding its maintenance and repair equipment available for rental, repairing and maintaining distressed properties, as well as offering consulting and advisory services while acting as property management to the serviced residential and commercial buildings. Our strategic objective is to continue to grow profitably in both existing and new markets by expanding the geographic reach of our repair equipment rental services,, as well as expanding our consulting and advisory service offerings to clients managing residential and commercial properties in the Ukraine.

Historical Operations:

In anticipation of launching our business, our Chief Executive Officer has financed the Company's acquisitions primarily through internally generated cash flow, as well as entering into an agreement with Protel Management, LLC and Markus, a Ukrainian company.

Current Operations:	Since inception, our Chief Executive Officer has been meeting with potential clients that have expressed interest in equipment rental and rehabilitation and management of distressed properties. In addition, the company has continued its efforts to obtain similar arrangements with other property owners in Ukraine.

Going Concern:	Our independent auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact. We have a net loss $1,666 and commissions revenue $5,670 on March 31, 2015. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our operations. These factors raise substantial doubt that we will be able to continue as a going concern.

The registrant has no present plans to be acquired or to merge with another company nor does the registrant, or any of its shareholders, have any plans to enter into a change of control or similar transaction.

THE OFFERING

Type of Securities Offered:	Common Stock

Common Shares Being Sold In this Offering:	One Million Six Hundred Fifty Thousand (1,650,000)

Offering Price:	The Company will offer its common shares at $.10 per share.

Common Shares Outstanding Before the Offering:	Five Million (5,000,000).

Termination of the Offering:	The offering will commence as of the effective date of this prospectus and will terminate on or before

Market for our Common Stock:	There is presently no public market for our common shares. We anticipate applying for quoting of our common shares on the OTC Bulletin Board or OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTCBB and OTCQB, nor can there be any assurance that such application for quotation will be approved.

Common Stock Control:	Andrii Guzii, our Chief Executive Officer and only director, currently owns all outstanding common stock of the company, and will continue to own sufficient common shares to control the operations of the company after this offering, irrespective of its outcome.

Penny Stock Regulation:	The liquidity of our common stock is restricted as the registrant's common stock falls within the definition of a penny stock. These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

EMERGING GROWTH COMPANY

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

1. The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

2. The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

3. The date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

4. The date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 46, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment and the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

SUMMARY FINANCIAL

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this prospectus, including the financial statements and their explanatory notes before making an investment decision.

STRONG SOLUTIONS, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2015
AND FOR THE PERIOD FROM JUNE 18, 2014 (INCEPTION) TO MARCH 31, 2015
	For the Quarter Ending March 31, 2015 (Unaudited)	Period from June 18, 2014 (Inception) through March 31, 2015

ASSETS

Commissions revenue	$3,600	$5,670

Operating expenses:
Compensation expense
Legal fees	2,200	4,700
Bank's fee	91	136
Audit fees	2,500	2,500
Total operating expenses	4,791	7,336

Net income (loss) from operations before income taxes	(1,191)	(1,666)

Income tax	-	-

Net income (loss)	($1,191)	($1,666)

Profit (Loss) per common share	(0.00)	(0.00)

Weights average of shares outstanding	5,000,000	5,000,000

RISK FACTORS

In addition to the other information provided in this prospectus, you should carefully consider the following risk factors in evaluating our business before purchasing any of our common stock.  All material risks are discussed in this section.

Risks Related to our Business

Our generating minimal revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of March 31, 2015, we have generated revenues of $5,670 and incurred a loss of $1,666. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

Our auditor has indicated in its report that there is substantial doubt about our ability to continue as a going concern as a result of our lack of revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our auditor has indicated in its report that our lack of revenues raise substantial doubt about our ability to continue as a going concern.  The financial statements do not include adjustments that might result from the outcome of this uncertainty. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We face intense competition in our industry, and as we attempt to increase operations, we will face increasing competition from domestic and foreign companies.

The property management and maintenance market is highly competitive, with participants ranging from national and multi-regional equipment rental companies to small, independent businesses with a limited number of locations. As such, our services will face strong competition. We will compete primarily on the basis of service offering availability, customer service and price. In addition, the current political landscape and military activity in Ukraine present a situation in which the infrastructure across a large part of the country will face the threat of partial damage or total destruction. While Strong Solutions is headquartered in Ukraine, companies from neighboring countries operating in the same industry as ours may try to expand their businesses to include Ukraine, further increasing competition. Moreover, other companies with similar business models may be started in Ukraine with the aim to offer their services to property owners who have been affected by the current situation in the country. Our competitors may provide services comparable or superior to those we provide or adapt more quickly than we do to evolving industry trends or changing market requirements. Increased competition could result in lower profit margins, substantial pricing pressure, reduced market share and lower operating cash flows. Price competition, together with other forms of competition, could have a material adverse effect on our business, financial position, results of operations and operating cash flows.

Our future sales and reputation may be affected by litigation or other liability claims.

We have not procured a general liability insurance policy for our business. To the extent that we suffer a loss of a type which would normally be covered by general liability, we would incur significant expenses in defending any action against us and in paying any claims that result from a settlement or judgment against us. Adverse publicity could result in a loss of consumer confidence in our products.

Although we have not yet generated significant revenues, general economic conditions could reduce our revenues after we commence operations.

As of March 31, 2015, we have generated revenues of $5,670 and incurred a loss of $1,666. General economic conditions in the world and particularly in Ukraine where we will manage properties could have an impact on our business and financial results after we commence operations. The global economy in general remains uncertain. As a result, individuals and companies may delay or reduce expenditures. Weak economic conditions and/or softness in the consumer or business channels after we commence operations and generate revenues could result in lower demand for property management services, construction equipment rental, and property rehabilitation services - resulting in lower commissions, earnings and cash flows.

As we increase operations, our earnings may be sensitive to fluctuations in market prices and demand for our products.

In addition, after we commence operations, the demand for property management services, construction equipment rental, and property rehabilitation services could decline, whether because of supply or for any other reason, including other similar services considered to be superior by end users. A decrease in the selling price received for real estate, or a decline in demand for real estate after we commence operations could have a material adverse effect on our business, results of operations and financial condition.

Seasonality

A substantial component of the Company's revenues is transactional in nature and as a result is subject to seasonality. Historically, the Company's revenues, operating income, and income are in the second and third calendar quarters and are generally lower in the first and fourth calendar quarters due to seasonal fluctuations, which are generally consistent with the industry. The Company's non-variable operating expenses, which are treated as expenses when incurred during the year, are relatively constant in total dollars on a quarterly basis. As a consequence of the seasonality of revenue and the relatively constant level of quarterly expenses, a substantial majority of the Company's operating income, and income has historically been realized in the second and third calendar quarters. The Company believes that future operating results will continue to follow these historical patterns, although revenues are also likely to be affected by both broad economic fluctuations and supply and demand cyclicality relating to the services offered. There can be no assurance that the Company will be profitable on a quarterly or annual basis in the future.

Potential Lack of Space to Lease

A significant portion of the Company's property management advisory and consulting business may involve facilitating the lease of commercial property including retail, industrial, and office space. The development of new retail, industrial, and office space has been limited. As a consequence, in certain areas of the country, there is beginning to be inadequate office, industrial and retail space to meet demand and there is a potential for a decline in the Company.

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our founder and Chief Executive Officer Andrii Guzii. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has no experience in managing the day-to-day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Our founder and Chief Executive Officer Andrii Guzii is responsible for the operations and reporting of our company. The requirements of operating as a small public company are new to our management. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements. We anticipate that the costs associated with SEC requirements associated with going and staying public are estimated to be approximately $10,000-20,000 in connection with this registration statement and thereafter $75,000 annually. If we lack cash resources to cover these costs in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

If property owners do not renew a significant number of management services agreements, our business would be adversely affected.

We provide property management services and consulting to property owners pursuant to management services agreements, which generally have one-year terms.  The contracts contain automatic renewal provisions but also allow property owners to terminate the contract at any time. If property owners do not renew a significant number of management services agreements or if we are unable to attract additional property owners, it would have a material adverse effect on our business and financial results.

Our inventory of rental equipment is subject to residual value risk upon disposition.

The market value of any given piece of rental equipment could be less than its depreciated value at the time it is sold. The market value of used rental equipment depends on several factors, including:

- the market price for new equipment of a like kind;

- wear and tear on the equipment relative to its age;

- the time of year that it is sold (prices are generally higher during the construction season);

- worldwide and domestic demands for used equipment; and

- general economic conditions.

Risks Related to our Potential Future Operations in Ukraine

We expect that a significant amount of our business for the foreseeable future will focus on properties located in Ukraine. The following risks could affect our business after we commence planned harmed and thus harm potential future revenues.

•	Level of government involvement in the economy;

•	Control of foreign exchange;

•	Methods of allocating resources;

•	Balance of payments position;

•	International trade restrictions; and

•	International conflict.

The value of our securities will be affected by the foreign exchange rate between multiple currencies

The value of our common stock will be affected by the foreign exchange rate between U.S. dollars and the Ukrainian Hryvnia and other currencies in which our sales may be denominated. To the extent we need to convert U.S. Dollars into Ukranian Hryvnia for our operational needs, and should the Hryvnia appreciate against the U.S. Dollar that time, our financial position, the business of the Company, and the price of our common stock may be harmed. Conversely, if we decide to convert our Hryvnia into U.S. dollars for the purpose of declaring dividends on our common stock or for other business purposes and the U.S. dollar appreciates against Hryvnia, the U.S. dollar equivalent of our earnings would be reduced.

Implications of Being an Emerging Growth Company.

As a company with less than $1.0 billion in revenue during its last fiscal year, we qualify as an "emerging growth company" as defined in the JOBS Act. For as long as a company is deemed to be an emerging growth company, it may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies.

These provisions include:

-	a requirement to have only two years of audited financial statements and only two years of related Management's Discussion and Analysis included in an initial public offering registration statement;
-	an exemption to provide less than five years of selected financial data in an initial public offering registration statement;
-	an exemption from the auditor attestation requirement in the assessment of the emerging growth company's internal controls over financial reporting;
-	an exemption from the adoption of new or revised financial accounting standards until they would apply to private companies;
-	an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor's report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer; and
-	reduced disclosure about the emerging growth company's executive compensation arrangements.

An emerging growth company is also exempt from Section 404(b) of Sarbanes Oxley which requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. Similarly, as a Smaller Reporting Company we are exempt from Section 404(b) of the Sarbanes-Oxley Act and our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until such time as we cease being a Smaller Reporting Company.

As an emerging growth company, we are exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We would cease to be an emerging growth company upon the earliest of:

-	the first fiscal year following the fifth anniversary of this offering;
-	the first fiscal year after our annual gross revenues are $1 billion or more;
-	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities;
-	as of the end of any fiscal year in which the market value of our common stock held by non-affiliates exceeded $700 million as of the end of the second quarter of that fiscal year.

You may have limited access to information regarding our business because our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus).  Except during the year that our registration statement becomes effective, these reporting obligations may (in our discretion) be automatically suspended under Section 15(d) of the Exchange Act if we have less than 300 shareholders and do not file a registration statement on Form 8A.  If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.  After this registration statement on Form S-1 becomes effective, we will be required to deliver periodic reports to security holders.  However, we will not be required to furnish proxy statements to security holders and our directors, officers and principal beneficial owners will not be required to report their beneficial ownership of securities to the SEC pursuant to Section 16 of the Exchange Act.  Previously, a company with more than 500 shareholders of record and $10 million in assets had to register under the Exchange Act.  However, the JOBS Act raises the minimum shareholder threshold from 500 to either 2,000 persons or 500 persons who are not "accredited investors" (or 2,000 persons in the case of banks and bank holding companies).  The JOBS Act excludes securities received by employees pursuant to employee stock incentive plans for purposes of calculating the shareholder threshold.  This means that access to information regarding our business and operations will be limited.

We do not yet have substantial assets or revenues and are largely dependent upon the proceeds of this offering to fully fund our business. If we do not the sell shares in this offering we may have to seek alternative financing to complete our business or abandon them.

We have limited capital resources. To date, the Company has funded its operations from limited funding and our lone client engagement, and has not generated sufficient cash from operations to be profitable. Unless the company begins to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may for us to cease operations if additional financing is not available. No known alternative sources of funds are available to the Company in the event it does not have adequate proceeds from this offering. However, the Company believes that the net proceeds of this offering will be sufficient to satisfy operating requirements for the next eighteen months.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Risks Related to the Market for our Stock

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions.  We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

There are zero (0) shares of our common stock held by non-affiliates and 5,000,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

1,650,000 newly issued shares are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.  In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price.  The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors.  Indeed, we do not have any audit or compensation committee.  These functions are performed by the board of directors as a whole.  No members of the board of directors are independent directors.  Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

If we are not required to continue filing reports under Section 15(d) of the Securities Exchange Act of 1934 in the future, for example because we have less than Two Hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A, our common shares (if listed or quoted) would no longer be eligible for quotation, which could reduce the value of your investment.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d).  However, if in the future we are not required to continue filing reports under Section 15(d), for example because we have less than Two Hundred shareholders of record at the end of the first fiscal year in which this registration statement is declared effective, and we do not file a Registration Statement on Form 8-A upon the occurrence of such an event, our common stock can no longer be quoted on the OTC Markets OTC Link, which could reduce the value of your investment.  Of course, there is no guarantee that we will be able to meet the requirements to be able to cease filing reports under Section 15(d), in which case we will continue filing those reports in the years after the fiscal year in which this registration statement is declared effective.  We plan to meet the requirements to cease reporting under Section 15(d) and subsequently file a registration statement on Form 8-A, in which case we will still be required to continue to file quarterly and annual reports with the SEC and will also be subject to the proxy rules of the SEC.  In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.

Our Chief Executive Officer and Director owns a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our Chief Executive Officer and Director Andrii Guzii owns all of our outstanding voting securities. As a result, currently, and after the offering, he will possess a significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

There may not be funds available for net income because our Chief Executive Officer and Director maintains significant control and can determine his own salary and perquisites.

Our Chief Executive Officer and Director Andrii Guzii owns all of our outstanding voting securities. As a result, there may not be funds available for net income because he maintains significant control and can determine his own salary and perquisites.

Because our Chief Executive Officer and Director holds all of our shares of common stock, it may not be possible to have adequate internal controls.

Section 404 of the Sarbanes-Oxley Act of 2002 ("Section 404") requires our management to report on the operating effectiveness of the Company's Internal Controls over financial reporting for the year ending December 31 following the year in which this registration statement is declared effective. We must establish an ongoing program to perform the system and process evaluation and testing necessary to comply with these requirements. However, because our Chief Executive Officer and Director Andrii Guzii owns all of our outstanding voting securities, and will continue to own the majority of our voting securities after the offering, it may not be possible to have adequate internal controls.  We cannot predict what affect this will have on our stock price.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock.  As of the date of this prospectus the Company had 5,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 70,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation.

The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation.

The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of STRONG SOLUTIONS from doing so if it cannot obtain the approval of our board of directors.

There is no current established trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on the OTC Bulletin Board, there can be no assurance that any such trading market will develop, and purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Political, economic, and military conditions in Ukraine could negatively impact our business.

We could be adversely affected by the current political landscape in Ukraine. Due to the ongoing conflict with Russia, and the sanctions imposed on them, some resources may not be available in Ukraine for extend periods of time. Russia supplies electricity, gas, and water to much of Ukraine, and without access to these resources for extended periods of time, our ability to operate may be severely hindered.

It may be difficult to serve process and enforce judgments against our directors and executive officers in Ukraine.

Our Chief Executive Officer, Andrii Guzii is not a resident of the United States, and substantially all of our assets and the assets of these persons may be located outside the United States. Therefore, it may be difficult to effect service of process within the United States on us or any of our executive officers or directors who are non-residents of the United States and/or bring an original action in an Ukrainian court against us or against any of our executive officers or directors to enforce liabilities based upon the United States federal securities laws. It may further be difficult to enforce court judgments obtained in the United States, including those predicated upon the civil liability provisions of the United States federal securities laws, against us or against any of our executive officers or directors that are non-residents of the United States. Ukrainian courts may refuse to hear a claim based on a violation of U.S. securities laws because Ukraine is not the most appropriate forum in which to bring such a claim. In addition, even if an Ukrainian court agrees to hear a claim, it may determine that Ukrainian law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable the substance of the applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Ukrainian law.

Opt-in right for emerging growth company

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our sole officer and director and assets outside the United States.

Substantially all of our assets are currently located outside of the United States.  Additionally, our sole officer and director resides outside of the United States, in Ukraine.  As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our sole officer and director or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our sole officer and director under Federal securities laws.  Moreover, we have been advised that Ukraine does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and Ukraine would permit effective enforcement of criminal penalties of the Federal securities laws.

Special Information Regarding Forward Looking Statements

Some of the statements in this prospectus are “forward-looking statements.”  These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  These factors include, among others, the factors set forth above under “Risk Factors.”  The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements.  We caution you not to place undue reliance on these forward-looking statements.  We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments.  However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer and as an issuer of penny stocks.  Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.10. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no guarantee that we will receive any proceeds from the offering.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	412,500	825,000	1,237,500	1,650,000
Gross Proceeds	$41,250	$82,500	$123,750	$165,000
Total Before Expenses	$41,250	$82,500	$123,750	$165,000

Offering Expenses
Legal & Accounting	$11,000	$11,000	$11,000	$11,000
Publishing/EDGAR	$2,500	$2,500	$2,500	$2,500
Transfer Agent	$1,480	$1,480	$1,480	$1,480
SEC Filing Fee	$20	$20	$20	$20
Total Operating Expenses	$15,000	$15,000	$15,000	$15,000

Net Offering Proceeds	$26,250	$67,500	$108,750	$150,000

Expenditures
Costs associated with being a reporting issuer	$10,000	$10,000	$10,000	$10,000
Marketing/Advertising	$9,250	$45,500	$81,750	$123,000
Travel	$3,000	$4,000	$5,000	$5,000
Web-hosting	$1,000	$2,000	$3,000	$3,000
Office equipment	$2,000	$4,000	$6,000	$6,000
Misc. Expenses	$1,000	$2,000	$3,000	$3,000
Total Expenditures	$26,250	$67,500	$108,750	$150,000

Net Remaining Proceeds	$-	$-	$-	$-

The above figures represent only estimated costs. Mr. Guzii, our Chief Executive Officer and Director has given us a verbal commitment that he will loan us up to $25,000 as needed to pay any additional expenses. Therefore, management believes that they will be able to cover our general and/or administrative expenses if sufficient offering proceeds are not obtained. There can be no guarantee, however, that Mr. Guzii will ever be extend a loan to the company. There will be no due date for the repayment of the funds advanced by Mr. Guzii. Mr. Guzii will be repaid by revenues from operations if and when we generate enough revenues to pay the obligation.

The principal purposes of this offering are to increase our financial flexibility, increase our visibility in the marketplace, create a public market for our common stock, and obtain working capital. We currently intend to use the net proceeds received by us from this offering for working capital and general corporate purposes, in addition to building a marketing and sales campaign. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including industry and general economic conditions, status of and results from operations, and future revenues. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding before we reach profitability.

In the event we are not successful in selling all of the securities we would utilize any available funds raised in the following order of priority:

-	for general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC
-	for sales and marketing; and
-	for development of new services.

Our current corporate offices are located at 2/13 Korolenko Str. Kharkov City, Ukraine, 61000. Our telephone number is (+380) 99 387-59-19. These offices are provided free of charge by Andrii Guzii, an officer and director. Mr. Guzii has indicated to us that he does not intend to charge the Issuer rent for use of such space at anytime in the future. Should the Issuer raise sufficient capital, it expects to rent space in the vicinity of our current office space. Leases for space suitable to conduct our operations at a nominal level would begin at approximately $2,200 per month.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the common shares being sold in this offering.  The price of the shares we are offering was arbitrarily determined. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

•	our lack of significant revenues

•	our growth potential

•	the price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DIVIDEND POLICY

We have never paid or declared any cash dividends on our common stock, and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We intend to retain all available funds and any future earnings to fund the development and expansion of our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon a number of factors, including our results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

DILUTION

If you purchase any of the shares offered by this prospectus, your ownership interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma as adjusted net tangible book value per share of our common stock immediately after this offering. Dilution results from the fact that the initial public offering price per share is substantially in excess of the book value per share attributable to the existing stockholder for the presently outstanding stock. As of June 30, 2015 our net tangible book value was $10,692, or $0.0021 per share of common stock. Net tangible book value per share represents the amount of our total tangible assets (excluding deferred offering costs) less total liabilities, divided by 5,000,000, the number of shares of common stock outstanding at June 30, 2015.

The following table sets forth as of June 30, 2015, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholder and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $0.10 per share of common stock.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Price Per share	$0.10	$0.10	$0.10	$0.10
Post Offering Net Tangible Book Value	$51,942	$93,192	$134,442	$175,692
Post Offering Net Tangible Book Value Per Share	$0.010	$0.018	$0.026	$0.035
Pre-Offering Net Tangible Book Value Per Share	$0.0021	$0.0021	$0.0021	$0.0021
Increase (Decrease) Net Tangible Book Value Per Share After Offering for Original Shareholder	$0.0079	$0.0159	$0.0239	$0.0329
Dilution Per Share for New Shareholders	$0.092	$0.084	$0.076	$0.067
Percentage Dilution Per Share for New Shareholders	92.10%	84.10%	76.10%	67.10%

Capital Contribution by Purchasers of Shares	$41,250	$82,500	$123,750	$165,000
Capital Contribution by Existing Shares	$10,000	$10,000	$10,000	$10,000
% Contribution by Purchasers of Shares	80.49%	89.19%	92.52%	94.29%
% Contribution by Existing Shareholder	19.51%	10.81%	7.48%	5.71%
# of Shares After Offering Held by Public Investors	412,500	825,000	1,237,500	1,650,000
# of Shares After Offering Held by Existing Investors	5,000,000	5,000,000	5,000,000	5,000,000
Total Shares Issued and Outstanding	5,412,500	5,825,000	6,237,500	6,650,000
% of Shares - Purchasers After Offering	7.62%	14.16%	19.84%	24.81%
% of Shares - Existing Shareholder After Offering	92.38%	85.84%	80.16%	75.19%

Assuming the Issuer sells the entire officer of 1,650,000 shares, after giving effect to the sale of common shares in this offering, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2015 would have been $155,475, or $.0329 per share. This amount represents an immediate increase in the as adjusted net tangible book value of $.0320 per share to our existing stockholder and an immediate dilution in the as adjusted net tangible book value of approximately $.067 per share to new investors purchasing common shares in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after the offering from the amount of cash that a new investor paid for a share of common stock.

  PLAN OF DISTRIBUTION

This prospectus relates to the sale of 1,650,000 common shares.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions. We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares. This prospectus permits our officers and directors to sell the common shares directly to the public, with no commission or other remuneration payable to them for any common shares they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer. Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

The common shares are being offered by Andrii Guzii, an officer and director of the registrant. Mr. Guzii will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Mr. Guzii. Mr. Guzii is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Guzii primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Guzii has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will commence on the effective date of this prospectus and will terminate on or before _______________

There are no finders.

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share. As a result, our common stock will be subject to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling penny stock to the purchaser;

- Receive the purchaser’s written consent to the transaction; and

- Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

Blue Sky Law Considerations

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.  We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 75,000,000 shares of common stock with $.0001 par value per share. As of the date of this registration statement, there were 5,000,000 shares of common stock issued and outstanding and held by one (1) shareholder, our Chief Executive Officer and Director Andrii Guzii.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or windup , the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

Upon completion of the offering, Cathedral Stock Transfer will act as the registrant's transfer agent.

BUSINESS OPERATIONS

The company was incorporated on June 18, 2014 in the state of Nevada. From inception, our Chief Executive Officer worked hard to create a business plan that would meet the needs of the current real estate management and maintenance market. To help establish the new business, our Chief Executive Officer Mr. Guzii has sought to meet with numerous potential clients that he has relationships with in the real estate business.

Due to startup costs, legal and accounting expenses, the company has suffered net losses of $1,666 from inception to March 31, 2015.

Services

The company will offer property management services for their clients, that will focus on the need to maintenance properties located outside the United States. Additionally, the company will offer consulting services and rehabilitation of property while providing them with an in house equipment rental service that will allow the means of appropriate and maintenance and repair. The company is committed to expanding the scope of services offered, while ensuring that it can support client relationships with best-in-class service.

Revenues

The company will offer its services to be billed at a per contract fee, or as an hourly fee as per negotiation with the individual client. All services will be billed on a net 30 day basis.

Marketing Program

The primary objective of the company’s marketing program will be to establish the company as a leader in providing property management and maintenance and consulting services, as well as construction equipment rental, for clients looking for properties overseas. This objective will be accomplished through a multi-faceted marketing program consisting of the following elements:

- media relations;

- conference and trade shows; and

- community outreach.

The PR program will use every opportunity to garner media coverage, increase visibility, and heighten awareness of the company and its services, capabilities, and executives. The company will be presented to national and regional business and vertical-industry press. The goals of the company’s public relations program are:

-	Clearly establish the registrant as a leading provider of property management, consulting, and equipment rental services internationally;
-	Differentiate the registrant and its services from perceived competitors;
-	Create a greater awareness of the registrant with potential customers and partners; and
-	Identify the company as strong, trusted, and progressive through its partnerships and services.

Advertising

The company plans to implement strategic advertising campaigns focused on brand name recognition. Advertising campaigns will generally focus on print, using industry publications as well as local newspapers. Although other means of advertising will also be considered and implemented, these forms of advertising have been identified as being the most effective means for reaching potential customers in our target markets. The company also plans to create a website as a means of advertising and as an electronic brochure for generating sales leads and increasing market awareness.

The company is implementing policies and procedures to control advertising or promotions that will be utilized in its strategic alliances. These policies and procedures are necessary to assure the proper representation of the company at all times and include the pre-approval of all advertising material and restrictions on how strategic alliances can advertise using the Strong Solutions brand.

Pricing

Costs associated with the customer acquisition, retention, continued product development, overhead and management and continued servicing are budgeted individually for each projects. Contingencies are allowed for as deemed necessary. Then market pricing will be reviewed based on current competitors’ prices, along with a market survey of the satisfaction with these prices and the associated services. Management is of the opinion that the pricing of our services, will represent a savings to the customer, and yet still provide better-than-market returns on sales.

Business Strategy

The Company intends to provide property management and repair services to meet our clients’ needs supported by highly qualified and experienced team of professionals. The company’s strategy is to leverage broad geographic reach, long-term client relationships, and full-range and service offerings to become a larger, more robust property management firm. The company’s growth plan is realized through a multi-step approach:

-	Offering property rehabilitation services for both commercial and residential spaces. The infrastructure across Ukraine is being affected by the conflict with neighboring Russia, thus requiring high quality, cost efficient solutions to make such properties usable again.
-	Offering construction equipment rental for those properties that already have their own maintenance teams but don’t own their own equipment outright. The inventory of equipment that the Company will hold for rental will also be available for use with the Company’s property rehabilitation and property management services.
-	The Company will first offer it’s services locally, in Kharkov, and move to expand it’s reach on a city by city basis - expanding geographically to meet the demand for property management and consulting services, as well as property rehabilitation and construction equipment rental.

-	Providing property management and property management consulting services, the Company seeks to be a ‘one-stop shop’ for all building owners. While Strong Solutions will not own or seek to own any properties in the near term, it will offer direct property management services in an effort to help property owners maintain the value of their property while generating income. Additionally, for those property owners who either cannot afford a full time property manager, or have so few properties that they prefer to manage themselves, Strong Solutions will offer property management consulting services to help those property owners make the most of their time and extract the most value from their property.

Market Analysis

We believe the market for our property management and consulting services, as well as our construction equipment rental and property rehabilitation services, initially consists of small individual property owners who lack the time or proficiency to manage their own properties in a profitable manner or adequately repair damaged properties. Kharkov, along with Kiev, Donetsk, Odessa and multiple other cities offer pockets of dense population and areas where property owners will benefit from our services.

Sales Objectives

The registrant intends to introduce its services to the marketplace concurrently, benefiting from the opportunities that are presented due to the current political and military situation in Ukraine. Our sales strategy looks to convert sales in the following ways:

Sales Process 1:

1)	Construction equipment rental

Sales Process 2:

1)	Construction equipment rental
2)	Upsell to property rehabilitation

Sales Process 3:

1)	Property rehabilitation

Sales Process 4:

1)	Property rehabilitation
2)	Post rehabilitation property management

Sales Process 5:

1)	Property rehabilitation
2)	Post rehabilitation property management consulting

Sales Process 6:

1)	Property management

Sales Process 7:

1)	Property management consulting

Sales Process 8:

1)	Property management consulting
2)	Upsell to property rehabilitation OR construction equipment rental

Although these are not all of the ways we can convert leads to sales, they offer a look at some of the ways we plan to convert as well as the various opportunities we will have to grow the Company.

Strategic Partners and Alliances

The registrant will leverage sales and delivery alliances with companies whose capabilities complement its own, either by enhancing the registrant’s services, or by helping extend offerings to new geographies. By combining alliance partners’ products and services with the registrant’s capabilities and expertise, the registrant intends to create innovative, high-value business solutions for its clients. Some alliances will be specifically aligned with the registrant’s offerings, thereby adding skills, technology and insights that are applicable across the real estate and construction industries.

Company

Currently, the company does not have any strategic partners or alliances.

Intellectual Property

At present, we do not have any patents, trademarks, licenses, franchises, concessions, and royalty agreements, labor contracts or other proprietary interests.

Research and Development

We have not spent any funds on research and development.

Governmental Regulation

Federal, state, and local laws and regulations impose environmental zoning restrictions, use controls, disclosure obligations, and other restrictions that affect the management, development, use, and/or sale of real estate. Such laws and regulations tend to discourage sales and leasing activities, as well as the willingness of mortgage lenders to provide financing, with respect to some properties. If transactions in which the company is involved are delayed or abandoned as a result of these restrictions, the brokerage business could be adversely affected. In addition, a failure by the company to disclose known environmental concerns in connection with a real estate transaction may subject the company to liability to a buyer or lessee of property.

The company will undertake a third-party Phase I investigation of potential environmental risks when evaluating an acquisition for a sponsored program. A Phase I investigation is an investigation for the presence or likely presence of hazardous substances or petroleum products under conditions that indicate an existing release, a post release or a material threat of a release. A Phase I investigation does not typically include any sampling. The company may acquire a property with environmental contamination, subject to a determination of the level of risk and potential cost of remediation.

Various environmental laws and regulations also can impose liability for the costs of investigating or remediation of hazardous or toxic substances at sites currently or formerly owned or operated by a party, or at off-site locations to which such party sent wastes for disposal.

The company and its brokers, salespersons and, in some instances, property managers are regulated by the areas in which it does business. These regulations may include licensing procedures, prescribed professional responsibilities, and anti-fraud provisions. The company’s activities are also subject to various local, state, national, and international jurisdictions’ fair advertising, trade, housing and real estate settlement laws, and regulations and are affected by laws and regulations relating to real estate and real estate finance and development.

In Ukraine, there is no one statute that governs a foreign entity conducting business within the country. Those laws applicable to our business include: (a) the requirement that foreign businesses take out liability insurance on behalf of any full-time employees of the company: (b) that the company, whether private or public, maintain adequate books and records and periodic financial statements; and (c) various consumer protection laws that prohibit the use of fraudulent or deceptive practices in selling or offering goods and services. As for the company's core business of the marketing of property management, construction equipment rental, and property rehabilitation of and to properties located within Ukraine to citizens of countries other than Ukraine, the Licensing of Business Law, which governs which entities must obtain a license from the government of Ukraine prior to engaging in certain businesses, does not require that we obtain regulatory approval prior to commencing business operations.

Competition

The property management, construction equipment rental, and property rehabilitation businesses are competitive and have relatively low barriers to entry. We compete locally, and will eventually compete on a countrywide basis, with a variety of primarily local companies that offer similar services as our. Based on our review of advertisements, we believe the majority of these companies engage in real estate sales and offer property management services, but not construction equipment rental or property rehabilitation, as an add-on to their core business, and some are affiliated with the owners or operators of properties where they provide their services. These companies have had many more years of business experience, may have proprietary processes and have greater financial and personnel resources including marketing and sales organizations, and may provide their services at lower rates. We do not believe any one company holds a dominant share of the local or countrywide market on which we are focused.

Strategic Positioning

The Company intends to capitalize on the opportunity the property market presents through its competitive advantages.

Competitive Advantages include:

- ‘one stop shop’ availability of services;

- reliability;

- cost of services; and

- quality of services.

Sales Objectives

The registrant intends to introduce its products and services to the marketplace in several phases, formulated to capture revenue streams from new clients as well as utilizing existing relationships, and obtain new revenues as the market matures.

The registrant’s path to revenue and growth will be through acquiring clients from:

-	organizations which management has strategic relationships;
-	obtaining clients from competitors by demonstrating superior, quality, and reliability at a lower cost;
-	implementation of our marketing plan.

Employees

With the exception of Andrii Guzii we have no employees. We have no employment agreements with any of our management. Mr. Guzii will devote his full efforts and as much time as needed when operations and funding are available. We anticipate hiring additional employees in the next twelve months on a commission basis only. We will hire necessary personnel based on an as needed basis only on a per contract basis to be compensated directly from revenues.

Mr. Guzii will work on a fulltime basis once the company has enough revenue to sustain their full time employment. At the present time he is spending approximately 20 hours a week or whatever time is necessary, to further develop the business.

Reports to Security Holders

At or prior to January 31, 2016, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. We intend to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other reports with the Securities and Exchange Commission. Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F. Street N.E., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

Properties

Our corporate office is located at 2/13 Korolenko Str. Kharkov, Ukraine. Our telephone number is (+380) ###-##-####. These offices are provided free of charge by Andrii Guzii, an officer and director.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our directors and executive officers are as follows:

Name	Age	Position
Andrii Guzii	35	Founder, Chief Executive Officer, President and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Mr. Andrii Guziii serves as the President, Secretary, Treasure and Sole Director of Strong Solutions, Inc. since its inception. His experience in establishing and guiding development stage companies, along with his experience in the construction and real estate industry, will allow Mr. Guzii to perform his duties as a director of the registrant.

Mr. Guzii has previously served as Director of Contact Center, a call center started by Mr. Guzii, in Ukraine from January to April 2014. As Director, Mr. Guzii started the company, developed a business plan, and optimized operations. From June 2008 to January 2011, he was a branch director of Ukrgastech LLC, where he oversaw management of 12 employees and communicated with government authorities regarding approval of construction contracts. Prior to becoming branch manager, Mr. Guzii was head of the production department at Ukrgastech, working in contract procurement and preparation of financial plans. In 2003, Mr. Guzii received his Master’s degree from Kharkov Law National University.

Mr. Guzii will serve in his capacity as sole director until our next annual shareholder meeting to be held within six months of our fiscal year's close. Directors are elected for one-year terms.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•	Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Executive Compensation

Since inception, we have not paid any compensation to our officers. Mr. Guzii purchased his 5,000,000 common shares for $10,000 in cash from personal funds.

We may elect to award a cash bonus to key employees, directors, officers and consultants based on meeting individual and corporate planned objectives.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.  The business address of the shareholder is 2/13 Korolenko Str. Kharkov, Ukraine.

Name	Number of Shares of Common stock	Percentage
Andrii Guzii	5,000,000	100%

All executive officers and directors as a group [1 persons]	5,000,000	100%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 5,000,000 shares of common stock outstanding as of March 31, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

The registrant's board of directors consists of Andrii Guzii. He is not independent as such term is defined by a national securities exchange or an inter-dealer quotation system.

Mr. Guzii owns 5,000,000 common shares for which he paid $10,000.

Advances from related party

Mr. Guzii, our Chief Executive Officer and Director has given us a verbal commitment that he will loan us up to $25,000 as needed to pay any additional expenses. . There can be no guarantee, however, that Mr. Guzii will ever be extend a loan to the company. There will be no due date for the repayment of the funds advanced by Mr. Guzii. Mr. Guzii will be repaid by revenues from operations if and when we generate enough revenues to pay the obligation. The loan will carry a per annum interest rate of five (5%) percent. There are no written agreements with Mr. Guzii an officer and director of the registrant. Management is of the opinion that the terms of the verbal agreement are as favorable as those that could be obtained from unrelated parties.

Related party lease

The registrant leases office space pursuant to an unwritten lease with our Chief Executive Officer and Director Andrii Guzii.

INTEREST OF NAMED EXPERTS

The financial statements for the period from inception to December 31, 2014 included in this prospectus have been audited by John Scrudato, C.P.A., who is a certified public accountant, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Adam S. Tracy, Esq., Securities Compliance Group, Ltd., 520 W. Roosevelt Rd., Suite 201 Wheaton, IL 60187. Mr. Tracy does not own any shares of the company.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking.  Forward-looking statements are, by their very nature, uncertain and risky.  These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them.  Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.  You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

Strong Solutions, Inc., or the Company, is a Nevada corporation formed on June 18, 2014. Our principal executive office is located at 2/13 Korolenko Street, Kharkov, Ukraine.

Our business will be property management and property management consulting, construction equipment rental, and rehabilitation of distressed properties.  As of March 31, 2015, we have generated $5,670 in revenues.

Since our inception we have engaged in the following significant operating activities:

•	Company set up
a.	Incorporate company in state of Nevada
b.	Set up main executive office in Ukraine
c.	Open up bank account for the company

•	Secured initial capital by a contribution from our founder, Chief Executive Officer and Director

•	Commenced significant other operational activities, such as:
a.	Have researched and identified potential new clients
b.	Have arranged for and met with various potential clients
c.	Have drafted and began production of various marketing materials including a website

As of the date of this Prospectus, we have obtained a written agreement for our services with:

•	Protel Management, LLC
•	Markus, a private Ukranian company

Plan of Operations

Create Sales and Marketing Programs: 1-3 months

Cost: $25,000

Create and develop marketing materials, including flyers, brochures, online videos, and direct mail and outbound telesales programs,. Create and develop real estate program infrastructure, Continue to identify new clients, develop a network of referrals working on our behalf, and stimulate word-of-mouth client referrals. Create and develop online pay-per-click marketing programs. Purchase sales leads lists.

Grow our Client base and Corporate Brand: 3-6 months

Cost: $15,000

Complete website and develop a corporate brand identity. Hire third party call center for inbound call routing and emergency call service. Evaluate the success of our marketing materials and its impact on the demand for our services. Purchase sales leads lists, grow client base through word of mouth referrals.

Expand Marketing Program: 6-9 months

Cost: $10,000

Increase our marketing campaign focus on the construction industry, a key component of our overall campaign, while expanding to include other areas of the real estate market. Build personal relations with construction managers and real estate owners. Engage local construction companies,, inform them of our construction equipment rental service and other services. Improve our website to include current content and specific information about the services we offer.

Identify Major Developers and Hire Salespeople: 9-12 months

Cost: $20,000

Upon completion of our public offering. Identify and market directly to major developers of real estate in our region. Depending upon the success of this offering, we may going to hire one or more salespeople to locate new potential customers and inform them of our services.

Results of Operations

For the period from June 18, 2014 (date of inception) through March 31, 2015

Our cash balance is $8,334 as of March 31, 2015 and net (loss) from operation of $(1,666). Our cash balance is not sufficient to fund our limited levels of operations for any period of time without further revenue or proceeds from this offering. We have may utilize funds from Andrii Guzii our Chief Executive Officer and director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Guzii however, has no binding contractual arrangement or legal obligation to advance or loan funds to the company on the basis of this verbal agreement. In order to implement our plan of operations for the next twelve month period, we require a minimum of $70,000 of funding from this offering, in addition to the costs of becoming a reporting company. Being a development stage company, we have a limited operating history but have meaningfully commenced business operations based upon the amount of revenue we have been able to generate. After the initial twelve month period we may need additional financing. We do not currently have any arrangements for additional financing.

We are a development stage company and have generated $5,670 in revenue through March 31, 2015. The revenue was generated pursuant to our agreement with Protel Management, LLC. Pursuant to our agreement with Protel Management, we provide real estate management in Ukraine. The services we provide include identifying suitable opportunities for future real estate development and construction by Protel Management and oversight of planned development and construction of real estate managed by Protel Management, and the management of completed residential real estate represented by Protel Management to consumers residing outside of Ukraine. The company and Protel Management area unrelated entities.

On March 2nd 2015, we signed an equipment rental agreement with Markus, a private Ukrainian company, in which we agreed to provide the company with construction equipment for rent. However, due to winter weather conditions, all construction work has been delayed. As such, the company has not recognized any revenue from this contract as of March 31, 2015. We plan to begin receiving revenue from this contract in the next quarter.

For the period from June 18, 2014 (Inception) to March 31, 2015 we have incurred expenses of $7,336, which is comprised of legal ($4,700), Audit fees ($2,500) and bank fees ($136). This constitutes an aggregate loss of $1,666. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we do not receive any proceeds from the offering, we may be compelled to seek a loan from Mr. Guzii, who has informally agreed to advance us funds, however, he has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

After the effectiveness of our registration statement by the Securities and Exchange Commissions, we intend to concentrate our efforts on raising capital. During this period, our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably market and rent our construction equipment and sell related property management and property rehabilitation services. Our plan of operations following the completion is as follows:

Income & Operation Taxes

We are subject to income taxes in the U.S.

Net Loss

We incurred net losses of $1,666 for the period from June 18, 2014 to March 31, 2015.

Liquidity and Capital Resources

At March 31
2015

Current Ratio*	5.00
Cash	$8,334
Working Capital***	$6,668
Total Assets	$8,334
Total Liabilities and stockholders' equity	$8,334

Total Equity	$8,334

Total Debt/Equity**	.199

______

*Current Ratio = Current Assets /Current Liabilities.

** Total Debt / Equity = Total Liabilities / Total Shareholders Equity.

*** Working Capital = Current Assets – Current Liabilities.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs could range up to $15,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because we have not yet completed development of our product line, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Shares Sold	412,500	825,000	1,237,500	1,650,000
Gross Proceeds	$41,250	$82,500	$123,750	$165,000
Total Before Expenses	$41,250	$82,500	$123,750	$165,000

Offering Expenses
Legal & Accounting	$11,000	$11,000	$11,000	$11,000
Publishing/EDGAR	$2,500	$2,500	$2,500	$2,500
Transfer Agent	$1,480	$1,480	$1,480	$1,480
SEC Filing Fee	$20	$20	$20	$20
Total Operating Expenses	$15,000	$15,000	$15,000	$15,000

Net Offering Proceeds	$26,250	$67,500	$108,750	$150,000

Expenditures
Costs associated with being a reporting issuer	$10,000	$10,000	$10,000	$10,000
Marketing/Advertising	$9,250	$45,500	$81,750	$123,000
Travel	$3,000	$4,000	$5,000	$5,000
Web-hosting	$1,000	$2,000	$3,000	$3,000
Office equipment	$2,000	$4,000	$6,000	$6,000
Misc. Expenses	$1,000	$2,000	$3,000	$3,000
Total Expenditures	$26,250	$67,500	$108,750	$150,000

Net Remaining Proceeds	$-	$-	$-	$-

Assuming we raise sufficient proceeds, to complete our management programs, we intend to buy software for marketing, real estate management, bookkeeping and operations and integrate them together. We intend to train our staff with the latest available real estate management/operations criteria in order to provide an integrated streamlined service to our clients.

If we are unable to raise sufficient funds or obtain alternate financing, we may never complete development and become profitable. In order to become profitable we may still need to secure additional debt or equity funding. We hope to be able to raise additional funds from an offering of our stock in the future. However, this offering may not occur, or if it occurs, may not raise the required funding. We do not have any plans or specific agreements for new sources of funding or any planned material acquisitions.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2014. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems of internal controls.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operations, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required under Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning our operations while performing their audit of internal control over financial reporting.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations

As of March 31, 2015 we did not have any off-balance sheet arrangements and did not have any commitments or contractual obligations.

Liquidity and Capital Reserves

As of March 31, 2015, the Company had $8,334 cash and our net loss was $1,666.  The available capital reserves of the Company and anticipated revenue are sufficient for the Company to remain operational but not enough to expand and grow our operations per the business plan.

We are attempting to raise funds to proceed with our plan of operation. To proceed with our operations within 12 months, we need a minimum of $70,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

While we have revenues of $5,670 as of this date, no substantial revenues are anticipated until we have completed the financing from this offering and implemented our full plan of operations. We must raise cash to implement our strategy to grow and expand per our business plan. The minimum amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $40,000.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Additionally, the Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement the business plan and may impede the speed of its operations.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such

 MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained.  A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stocks", as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00.  Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

-	Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;
-	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
-	Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and
-	Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market.  These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded.  In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities.  Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

 OTC Bulletin Board Qualification for Quotation

To have our shares of Common Stock on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our Common Stock.  We have engaged in preliminary discussions with a FINRA Market Maker to file our application on Form 211 with FINRA, but as of the date of this Prospectus, no filing has been made.  Based upon our counsel's prior experience, we anticipate that after this registration statement is declared effective, it will take approximately 2 - 8 weeks for FINRA to issue a trading symbol and allow sales of our Common Stock under Rule 144.  There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

Sales of our common stock under Rule 144

There are zero (0) shares of our common stock held by non-affiliates and 5,000,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

Zero (0) of our shares held by non-affiliates and zero (0) shares held by management and their affiliates are being registered in this offering, however all of the remaining shares will still be subject to the resale restrictions of Rule 144.

Holders

As of the date of this registration statement, we had one (1) shareholder of record, our Chief Executive Officer and Director Andrii Guzii.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future.  We plan to retain any future earnings for use in our business.  Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

Reports to Shareholders

As a result of this offering and assuming the registration statement is declared effective before December 31, 2015 as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission through January 31, 2016. At or prior to January 31, 2016, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity.  We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million on September 30, 2012.  If we do not file a registration statement on Form 8-A at or prior to January 31, 2016, we will continue as a voluntary reporting company and will not be subject to the proxy statement or other information requirements of the 1934 Act, our securities can no longer be quoted on the OTC Bulletin Board, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

Where You Can Find Additional Information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1.  For further information about us and the shares of common stock to be sold in the offering, please refer to the registration statement and the exhibits and schedules thereto. The registration statement and exhibits may be inspected, without charge, and copies may be obtained at prescribed rates, at the SEC's Public Reference Room at 100 F St., N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The registration statement and other information filed with the SEC are also available at the web site maintained by the SEC at http://www.sec.gov.

STRONG SOLUTIONS INC.

(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

June 31, 2015

TABLE OF CONTENTS

Page

Independent Auditors’ Report ..........................................................................33

Independent Auditors Report .................................................................................................................................33

Audited Financial Statements:

Balance Sheets as of June 30, 2015...........……………………...…………….…………………..…...34

Statements of Operations for the period ended December 31, 2014 and for the three and six months ended March 31, 2015 and June 30, 2015........ ………………………………….....…………..…….. 35

Statements of Stockholders’ Equity from June 18, 2014 (Inception) to June 30, 2015.......……...……36

Statements of Cash Flows for the period ended December 31, 2014 and for the period from

June 18, 2014 (Inception) to June 30, 2015........………...…………………………………..................37

Notes to Financial statements……………….……..…………………………………………….............….. 38-40

John Scrudato CPA

CERTIFIED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Strong Solutions, Inc.

We have audited the accompanying balance sheets of Strong Solutions, Inc. (“the Company”) as of December 31, 2014 and the related statements of operations, stockholder’s equity, and cash flows for the period June 18, 2014(inception) through December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Strong Solutions, Inc. as of December 31, 2014 and the period June 18, 2014(inception) through December 31, 2014 and the results of its operations and its cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 9, the Company has limited operating history and has incurred losses since inception and has limited working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 9. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ John Scrudato CPA

Califon, New Jersey

March 13, 2015

7 Valley View Drive Califon, New Jersey 07830 (908)534-0008

Registered Public Company Accounting Oversight Board Firm

STRONG SOLUTIONS, INC. (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS
AT JUNE 30,2015 AND DECEMBER 31,2014

ASSETS
	June 30,2015 Unaudited	December 31,2014 Audited

Current assets:
Cash and cash equivalents	$10,692	$9,525

Total assets	$10,692	$9,525

LIABILITIES AND STOCKHOLDERS' EQUITY

Commitments and contingencies

Stockholders' equity:
Common stock, $0.0001 par value; 75,000,000 shares
authorized 5,000,000 shares issued and outstanding	$500	$500

Additional paid in capital	$9,500	$9,500
Retained earnings (accumulated deficit) during Development Stage	$692	$(475)
Total stockholders' equity	$10,692	$9,525

Total liabilities and stockholders' equity	$10,692	$9,525

STRONG SOLUTIONS, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	Year Ended December 31, 2014 (Audited)	Period from June 18, 2014(Inception) to December 31, 2014 (Audited)

Commissions revenue	$ 2,070	$ 2,070

Operating expenses:
Compensation expense
Legal fees	$ 2,500	$ 2,500
General and administrative included bank fee	$ 45	$ 45

Total operating expenses	$2,545	$2,545

Net income (loss)	$(475)	$(475)

Income tax	-	-

Net income (loss)	$(475)	$(475)

Profit (Loss) per common share	(0)	(0)

Weights average of shares outstanding	5,000,000	5,000,000

STRONG SOLUTIONS, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2015
	For the three months ended June 30, 2015	For the six months ended June 30, 2015

Commissions revenue	$3,300	$6,900

Operating expenses:
Compensation expense
Legal fees	$420	$2,620
Bank's fee	$107	$198
Audit fees		$2,500
Other business expenses	$415	$415
Total operating expenses	$942	$5,733

Net income (loss) from operations before income taxes	$2,358	$1,167

Income tax	—	—

Net income (loss)	$2,358	$1,167

Profit (Loss) per common share	0.00	0.00

Weights average of shares outstanding	5,000,000	5,000,000

STRONG SOLUTIONS,INC.(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' EQUITY
FROM JUNE 18, 2014(INCEPTION) TO JUNE 30, 2015
				Deficit Accumulated During the Development Stage

			Additional Paid in Capital		Total Stockholders' Equity
	Common Stock
	Shares	Amount

Balance June 18, 2014 (Inception)	-	$0	$0	$0	$0

Common stock to Director on June 18, 2014	5,000,000	500	9,500		10,000

Net (loss) for the period				-475	-475

Balance, December 31, 2014	5,000,000	500	9,500	-475	9,525

Net (loss) for the period				(1,191)	(1,191)

Balance, March 31, 2015	5,000,000	$500	$9,500	($1,666)	$8,334

Net profit (loss) for the period				$2,358	$2,358

Balance, June 30, 2015	5,000,000	$500	$9,500	$692	$10,692

STRONG SOLUTIONS, INC. (A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR 2014 YEAR AND FOR THE PERIOD FROM JUNE 18, 2014(INCEPTION) TO DECEMBER 31, 2014
	Year Ended December 31, 2014 (Audited)	Period from June 18, 2014 (Inception) to December 31, 2014 (Audited)

Net loss	$(475)	$(475)
Net cash used in operating activities	$(475)	$(475)

Cash flows from investing activities:	-	-

Net cash used in investing activities	-	-

Cash flows from financing activities:
Proceeds from sale of common stock	$10,000	$10,000
Net cash provided by financing activities	$10,000	$10,000

Net increase in cash	$9,525	$9,525
Cash, beginning of the period	-	-
Cash, end of the period	$$9,525	$$9,525

STRONG SOLUTIONS, INC.(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2015 AND FROM INCEPTION TO JUNE 30, 2015

	For the six months ended June 30, 2015	Period from June 18, 2014 (Inception) to June 30, 2015

Cash flows from operating activities:
Net profit (loss)	$1,167	$692
Net cash used in operating activities	$1,167	$692

Cash flows from investing activities:

Net cash used in investing activities	-	-

Cash flows from financing activities:
Proceeds from sale of common stock	0	10,000
Net cash provided by financing activities	0	10,000

Net change in cash	$1,167	$10,692
Cash, beginning of the period	$9,525	-
Cash, end of the period	$10,692	$10,692

Supplemental Disclosures regarding cash flows information
Interest paid	$0	$0
Income taxes paid	$0	$0

Supplemental Disclosures regarding non-cash activities

None	$0	$0

"The accompanying notes are an integral part of these financial statements"

STRONG SOLUTIONS INC.

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

STRONG SOLUTIONS (the “Company”) was incorporated under the laws of the State of Nevada on June 18, 2014 the primary operations of the business as a real estate manager and repair services to meet our clients’ needs .The Company provides this service for companies and for individuals out of US territory.

As a development-stage enterprise, the Company had limited operating revenues through June 30, 2015. Recorded Commission Revenue was generated from payments received from Ukrainian clients. The Company is currently devoting substantially all of its present efforts to securing and establishing a new business.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

Revenue recognition

The Company considered recognizes its revenue on the accrual basis, which considers revenue to be earned when the services have been performed, title transfer has occurred or rent agreement confirmed, the price is fixed or readily determinable, and collectability is probable. Revenues are recognized when the risks and rewards of ownership have passed to the customer, based on the terms of sale. We considered net revenue as a principal. Our revenue includes the net amounts that come from Client for the Property Management service.

Certain revenues from our service are based on a net reporting because they meet the criteria for net reporting method pursuant to ASC 605-45 (Principal Agent Considerations).

The company is primary responsible

         The company responsible to find the right tenant or buyer for real estate owner or his representative. We are not get gross payments directly from buyers or tenant. We received commission from real estate owner or his representative who hired us as an agent. We are not a contract party between landlord and tenant. We are involved in the communication between them as an agent.

    Therefore, we determined this indicator to result in revenue reported on a net basis.

            The company has general inventory risk before customer order is placed

        We do not have any inventory. As a result, we do not have any inventory risk. This factor indicated that we should report revenue on a net basis.

            The company has the freedom to determine the service price

        We have just possibility to change or modulate percentage which we take from our client price, which indicated that we should report revenue on a net basis.

The entity changes the product or performs of the service

        We do not change product and have no ability to influence in to sales or rent price, therefore, we determined this indicator to result in revenue on a net basis.

            The risk of non-payment

        We have the risk of non-payment. However in futures we going to keep the tenant initial deposit for protection our service. This is an indicator that revenue for the service should be reported on a net basis.

Participation in the selection and determining the proper merchandise for the costumers needs

We are not involved in selection and determining the proper merchandise or goods. We assist the landlord to connect to tenant in renting process. This suggested that we should report revenue on a net basis.

Physical loss after landlord and tenant make a deal

        We are not depending from tenant possibilities to pay or buyer’s possibilities to buy. If tenant discontinue to pay landlord send them the notice and we will be find the other tenant. The buyer directly communicates with banks about loan amount and directly pays to landlord. This suggested that we should report revenue on a net basis.

Given the above, we considerate record revenue on a net basis.

Cash equivalents

The Company considers all highly liquid instruments and tries to work in cash equivalent segment. The Company's bank accounts are deposited in insured institutions.

Income Taxes

We are subject to income taxes in the U.S.

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities. Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

NOTE 3 – COMMON STOCK ISSUED AND OUTSTANDING

The Company reflect cash charges associated with common stock issued to the Company’s founder $10,000.

NOTE 4 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents approximate their fair values due to their short-term nature.

NOTE 5 – CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at a Wells Fargo financial institution. The balance, at any given time, may exceed Federal Deposit Insurance Corporation (“FDIC”) insurance limits of $250,000 per institution. The Company’s cash balances at June 30, 2015 were within FDIC insured limits.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

From time to time, the Company may become subject to legal proceedings, claims and litigation arising in the ordinary course of its business. The Company is not currently a party to any material legal proceedings, nor is the Company aware of any other pending or threatened litigation that would have a material adverse effect on the Company’s business, operating results, cash flows or financial condition should such litigation be resolved unfavorably.

NOTE 7 – STOCKHOLDERS’ EQUITY

From the Company’s inception on June 18, 2014 through June 30, 2015, the Company has issued 5,000,000 shares of common stock to the Company founder. This amount included in to the financial statements.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855 the Company’s management reviewed all material events through the date these financial statements were available to be issued, and there are no material subsequent events.

NOTE 9 – GOING CONCERN

The financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has small operating history with working capital of $10,692 and net income from operation of $692. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management believes that the Company's capital requirements will depend on many factors including the success of the Company's development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Up to a Maximum of 1,650,000 Common Shares

at $0.10 per Common Share

Prospectus

Strong Solutions Inc.

August 18, 2015

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth costs and expenses payable by the Company in connection with the sale of common shares being registered. All amounts except the SEC filing fee are estimates.

SEC Registration Fee	$20
EDGAR/Printing Expenses	$2,500
Legal and Auditor Fees and Expenses	$11,000
Transfer Agent Fees	$1,480
TOTAL	$15,000

For the period from June 18, 2014(Inception) to March 31, 2015 the company paid $4,700 in legal fees.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Certificate of Incorporation and the Bylaws of our Company provide that our Company will indemnify, to the fullest extent permitted by the Nevada Revised Statutes, each person who is or was a director, officer, employee or agent of our Company, or who serves or served any other enterprise or organization at the request of our Company. Pursuant to Nevada law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to our Company and its stockholders. These provisions do not eliminate the directors’ duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Nevada law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to our Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Nevada law. The provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We have not entered into any agreements with our directors and executive officers that require us to indemnify these persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that the person is or was a director or officer of our Company or any of our affiliated enterprises.

We do not maintain any policy of directors’ and officers’ liability insurance that insures its directors and officers against the cost of defense, settlement or payment of a judgment under any circumstances.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On November 14, 2014, the Company offered and sold 5,000,000 share of common stock to our Chief Executive Officer and Director Andrii Guzii for a purchase price of $0.002 per share, for aggregate offering proceeds of $10,000.

These securities were outstanding in reliance upon an exemption provided by Regulation S promulgated under the Securities Act of 1933. The certificate for these securities will be issue to a non-US resident and bears a restrictive legend.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant (filed in previous amendment to Form S-1)
3.2	Bylaws of the Registrant (filed in original Registration Statement on Form S-1)
5.1	Opinion re: Legality and Consent of Counsel (filed in original Registration Statement on Form S-1)
10.1	Contract with Protel Management (filed in Original Registration Statement on Form S-1)
10.2	Summary of Oral Agreements between Mr. Guzii and the Company (filed in previous amendment to Form S-1)
10.3	Contract with private firm “Markus” (filed in previous amendment to Form S-1)
23.2	Consent of John Scrudato, CPA (filed herewith)

All other Exhibits called for by Rule 601 of Regulation SK are not applicable to this filing.

____________

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officer and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officer, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officer, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Kharkov, Ukraine, on August 18, 2015.

STRONG SOLUTIONS INC.

By:	/s/ Andrii Guzii
Name:	Andrii Guzii
Title:	Chief Executive Officer, President and Treasurer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Andrii Guzii
Andrii Guzii	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)	August 18, 2015